Exhibit 99.1

LaBranche & Co Inc.
Jeffrey A. McCutcheon
Senior Vice President & Chief Financial Officer
(212) 425-1144
FOR IMMEDIATE RELEASE
Financial Dynamics
Investors: Michael Polyviou / Theresa Kelleher
(212) 850-5600

LaBranche & Co Inc. Reports Third Quarter 2006 Results

NEW YORK, October 16, 2006 – LaBranche & Co Inc. (NYSE: LAB) today reported financial results for the third quarter and nine months ended September 30, 2006.

Revenues for the 2006 third quarter increased to $125.4 million from $83.7 million for last year's third quarter. The 2006 third quarter revenues included a pre-tax gain of approximately $17.6 million in connection with the increase of the estimated fair value of the restricted shares of NYSE Group, Inc., or “NYX,” common stock held by the Company. On an after-tax basis, the Company earned net income of $7.8 million, or $0.13 per diluted share, for the 2006 third quarter, as compared to net income of $9.2 million, or $0.15 per diluted share, for the third quarter of 2005.  Excluding the net gain attributable to the increase in value of the Company’s NYX restricted shares, the Company’s net operating loss for the third quarter of 2006 was $2.1 million, or $0.03 per diluted share. The Company, however, generated positive cash operating income on a pro forma basis, which excludes the effects of the NYX restricted shares, depreciation, amortization, stock based compensation and non-cash tax adjustments. Excluding these non-cash items, the Company’s cash operating income was $1.4 million for the quarter ended September 30, 2006 compared to $8.0 million for the prior year period.

For the nine months ended September 30, 2006, revenues increased to $475.2 million from $228.8 million in the comparable prior year period, but the increase included a net pre-tax gain of $166.3 million in connection with the consummation of the NYSE/Archipelago merger and the subsequent change in the fair value of the NYX restricted shares received in the merger. Excluding the income attributable to the NYX Transaction and subsequent change in fair value of NYX restricted shares, the Company's net operating income for the first nine months of 2006 was $2.9 million, or $0.05 per diluted share, compared to net operating income of $20.1 million, or $0.33 per diluted share, for the nine months ended September 30, 2005. Excluding the non-cash items noted above, the Company generated cash operating income on a pro forma basis of $25.4 million for the nine months ended September 30, 2006, compared to $20.4 million for the same period in 2005. This includes cash dividends received in March 2006 from the NYSE in the amount of $12.6 million, which is net of taxes.

On September 1, 2006, the Company reduced regulatory capital at its specialist and market-making segment by $49.0 million, representing a portion of the NYSE reduction in the net liquid asset (“NLA”) requirements applicable to that business. Additional reductions of NLA are expected to be completed in three additional installments over the next eight months.

LaBranche & Co Inc. is the parent of LaBranche & Co. LLC, one of the largest Specialists in equity securities listed on the New York and American Stock Exchanges. LaBranche is also the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are specialists and market-makers in options, exchange-traded funds and futures on various exchanges domestically and internationally. Our specialists and market makers are leading liquidity providers, bringing capital and critical expertise to securities markets. Another subsidiary of LaBranche, LaBranche Financial Services, Inc., provides securities execution, clearing and direct-access floor brokerage services to institutional investors.

Certain statements contained in this release, including without limitation, statements containing the words "believes", "intends", "expects", "anticipates", and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of LaBranche and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. LaBranche also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

This press release contains non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed in this press release and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES:
Net gain on principal transactions	$45,129	$47,212	$134,917	$135,124
Commissions	16,739	20,123	55,423	64,876
Net (loss) gain on non-marketable investments	(83)	1,059	60	1,381
Net gain on NYX transaction	17,645	—	166,317	—
Stock borrow interest	38,170	9,459	99,843	16,185
Other interest	7,671	5,056	18,386	11,567
Other	177	822	254	(354)
Total revenues	125,448	83,731	475,200	228,779

EXPENSES:
Employee compensation and related benefits	20,098	25,747	63,621	72,527
Margin interest	50,830	10,152	119,623	18,959
Other interest	13,437	13,133	40,644	39,690
Exchange, clearing and brokerage fees	11,972	10,559	34,546	30,445
Lease of exchange memberships and trading license fees	1,340	1,008	3,651	3,003
Depreciation and amortization of intangibles	3,195	3,008	9,255	9,100
Other	10,815	9,374	31,903	30,579
Total expenses	111,687	72,981	303,243	204,303

Income before provision for income taxes	13,761	10,750	171,957	24,476

PROVISION FOR INCOME TAXES	5,924	1,592	74,224	4,330

Net income applicable to common stockholders	$7,837	$9,158	$97,733	$20,146

Weighted average common shares outstanding:
Basic	60,734	60,624	60,720	60,615
Diluted	61,403	60,964	61,476	60,947

Earnings per share:
Basic	$.13	$0.15	$1.61	$0.33
Diluted	$.13	$0.15	$1.59	$0.33

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	September 30, 2006	December 31, 2005(1)
ASSETS	(unaudited)	(audited)
Cash and cash equivalents	$481,881	$427,284
Cash and securities segregated under federal regulations	8,317	6,554
Securities purchased under agreements to resell	78,000	79,000
Receivable from brokers, dealers and clearing organizations	109,534	596,796
Receivable from customers	2,785	3,659
Financial instruments owned, at fair value:
Corporate equities, not readily marketable	210,362	—
Corporate equities	1,573,266	660,949
Options	559,558	393,783
Exchange-traded funds	630,913	743,853
Government and corporate bonds	198,872	8
Commissions receivable	3,655	4,337
Exchange memberships contributed for use, at market value	—	24,500
Exchange memberships owned, at adjusted cost (market value of $3,566 and $138,768, respectively)	1,314	59,664
Office equipment and leasehold improvements, at cost, less accumulated depreciation and amortization of $13,837 and $12,364, respectively	11,682	2,695
Goodwill and other intangible assets, net	618,626	626,408
Other assets	72,996	35,419

Total assets	$4,561,761	$3,664,909

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Payable to brokers and dealers	$164,198	$17,811
Payable to customers	4,086	4,858
Financial instruments sold, but not yet purchased, at fair value:
Corporate equities	1,590,206	1,377,184
Options	653,927	400,211
Exchange-traded funds	498,696	321,316
Government and corporate bonds	26,381	77,263
Accrued compensation	3,934	22,722
Accounts payable and other accrued expenses	41,178	21,133
Other liabilities	16,945	11,859
Income taxes payable	11,901	10,513
Deferred tax liabilities	224,791	148,263
Short term debt	24.622	3,000
Long term debt	459,837	481,425
Subordinated liabilities:
Exchange memberships contributed for use, at market value	—	24,500
Other subordinated indebtedness	6,395	$9,395

Total liabilities	3,727,097	2,931,453

Total stockholders’ equity	834,664	733,456

Total liabilities and stockholders' equity	$4,561,761	$3,664,909

__________________

(1)                      Certain of the Company’s December 31, 2005 balances have been reclassified to conform to the presentation in the current period, including (a) receivables from and payables to broker-dealers and clearing organizations and (b) financial instruments owned, and sold but not yet purchased, at fair value. These reclassifications involved netting such assets and liabilities against each other. None of these reclassifications affected stockholders’ equity or earnings.

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures Excluding Corporate Equities, Not readily Marketable (NYX)

(all data in thousands, except per share data)

(unaudited)

In evaluating the Company’s financial performance, management reviews results from operations, excluding non-operating items. Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core business.  Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro-forma results for the periods presented:

	Three Months Ended September 30,
	2006			2005
	Income as originally stated	Adjustments (1)	Pro forma net operating income	Income as originally stated	Adjustments	Pro forma net operating income
Total revenues	$125,448	$(17,645)	$107,803	$83,731	$—	$83,731
Total expenses	111,687	—	111,687	72,981	—	72,981
Income (loss) before provision (benefit) for income taxes	13,761	(17,645)	(3,884)	10,750	—	10,750
Provision (benefit) for income taxes	5,924	(7,676)	(1,752)	1,592	—	1,592
Earnings (loss)	$7,837	$(9,969)	$(2,132)	$9,158	$—	$9,158
Basic per share	$.13	$(.16)	$(0.03)	$0.15	$—	$0.15
Diluted per share	$.13	$(.16)	$(0.03)	$0.15	$—	$0.15

	Nine Months Ended September 30,
	2006			2005
	Income as originally stated	Adjustments (1)	Pro forma net operating income	Income as originally stated	Adjustments	Pro forma net operating income
Total revenues	$475,200	$(166,317)	$308,883	$228,779	$—	$228,779
Total expenses	303,243	—	303,243	204,303	—	204,303
Income (loss) before provision (benefit) for income taxes	171,957	(166,317)	5,640	24,476	—	24,476
Provision (benefit) for income taxes	74,224	(71,510)	2,714	4,330	—	4,330
Earnings (loss)	$97,733	$(94,807)	$2,926	$20,146	$—	$20,146
Basic per share	$1.61	$(1.56)	$0.05	$0.33	$—	$0.33
Diluted per share	$1.59	$(1.54)	$0.05	$0.33	$—	$0.33

__________________

(1)                    Reflects gains and losses in each accounting period, based on the fair market value of our restricted shares of NYX common stock at the end of each such period.

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Measures Excluding Material Non-Cash Items

(all data in thousands, except per share data)

(unaudited)

The Company believes cash operating income is an additional meaningful measure of performance as it represents the cash generation performance of its business. Internally, the Company uses this measure to evaluate the performance of the Company. The presentation of such non-GAAP measures enables investors to focus on period-over–period performance, and thereby enhances the users’ overall understanding of the Company’s current financial performance and provides a better baseline for modeling future cash operating income. The Company believes the inclusion of such non-GAAP measures enables investors to more thoroughly evaluate the Company’s current performance compared to past performance. However, this information will necessarily be different from comparable information provided by other companies and should not be used alone or as an alternative to the Company’s operating and other information as determined under U.S. generally accepted accounting principles.

The following is a reconciliation of U.S. GAAP results to pro-forma cash operating income for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

GAAP net income	$7,837	$9,158	$97,733	$20,146
Non-cash adjustments:
(Gain) on NYX	(17,645)	—	(151,862)	—
Loss (gain) on non-marketable securities	21	(471)	(238)	(904)
Depreciation and amortization	3,195	3,008	9,255	9,100
Stock based compensation	972	333	3,475	2,330
Debt issuance costs	488	446	1,426	1,295
Interest on contingent liabilities	722	—	1,384	—
Deferred rent expense	330	—	440	—
Taxes	5,432	(4,468)	63,834	(11,577)
Cash operating income	$1,352	$8,006	$25,447	$20,390

_________________

(1)          Reflects gains and losses in each accounting period, based on the fair market value of our restricted shares of NYX common stock at the end of each such period and the non-marketable investments held at the reporting date.

(2)          The expenses have been adjusted to exclude depreciation, amortization, deferred rent and stock based compensation costs charged in the period as well as increases or decreases to accrued interest costs on contingent liabilities, all constituting non-cash items.

(3)          The tax expense has been adjusted for the non-cash effects from the 2005 tax rate change to the net Deferred Tax Liabilities and other adjustments.

LaBranche & Co Inc.

Key Specialist Data

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

NYSE average daily share volume (millions)	1,727.4	1,575.3	1,830.1	1,576.1

LAB share volume on NYSE (billions)	25.7	24.7	79.5	74.6

LAB dollar volume on NYSE (billions)	$870.5	$821.8	$2,837.3	$2,439.5

LAB number of principal trades on the NYSE (millions)	6.4	6.7	21.6	20.1

LAB principal shares traded on the NYSE (billions)	4.0	4.6	13.9	14.6

LAB dollar value of principal shares traded on the NYSE (billions)	147.4	167.3	523.4	510.3

LAB NYSE common stock listings	555	571	555	571

LAB AMEX common stock listings	91	94	91	94

LAB AMEX/PHLX option listings	736	561	736	561

ETF listings	73	52	73	52

#####